Exhibit 10.61

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of March 3, 2022, by and between HUMBL, Inc., a Delaware corporation (the “Buyer”), on one hand, and Gustavo Moya Ortiz, an individual (the “Seller”) on the other hand. Each of the Buyer and the Seller are referred to herein individually as a “Party” and collectively as the “Parties.”

A. The Seller owns forty-eight (48) shares Series A stock (the “48 Shares”) and will obtain the remaining two (2) shares of Series A stock (the “2 Shares”, and together with the 48 Shares, the “Shares”) of Ixaya Business SA de CV, a Mexican corporation (the “Company”).

B. Upon the terms and subject to the conditions set forth herein, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer, the Shares (the “Purchase”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.1. Purchase of Shares; Purchase Price. On the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, the Shares, free and clear of all claims, liens, pledges, hypothecations, charges, mortgages, security interests, assessments, preemptive rights, rights of first refusal, or other encumbrances or restrictions of any nature, whether arising by agreement, operation of law or otherwise (each, an “Encumbrance”), in exchange for the amount of $1,650,000.00 (the “Purchase Price”), payable in the manner set forth in Section 1.2 below.

1.2. Payment of the Purchase Price. The Purchase Price shall be paid as follows: (i) USD $150,000.00 payable via wire transfer of immediately available funds; and (ii) the issuance by Buyer to Seller of 8,962,036 shares of Common Stock of the Buyer (the “HUMBL Shares”).

1.3. Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the Buyer’s office concurrently with the execution of this Agreement, or at such other time as the Buyer and the Seller may agree upon in writing. The date on which the Closing occurs shall be referred to herein as the “Closing Date.”

1.4. Deliveries. At the time of the Closing, (a) the sale and transfer of the Shares to Buyer will be effected by delivery by the Seller to the Buyer of an Assignment of Stock in the form attached hereto as Exhibit A and all certificates in the Seller’s possession representing the Seller’s ownership of the Shares; and 2.2. the issuance of the HUMBL Shares by Buyer to Seller will be effected by an electronic deposit of the HUMBL Shares into Seller’s account with Buyer’s transfer agent.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

As a material inducement to the Buyer to enter into this Agreement, the Seller represents and warrants to the Buyer individually as the Seller as follows:

2.1. Organization. The Seller is an individual and has full power, authority and legal right and capacity to enter into and perform the Seller’s obligations under this Agreement and each other document contemplated hereby to which he is or will be a party and to consummate the transactions contemplated hereby and thereby.

2.2 Binding Obligation. This Agreement and the other documents contemplated hereby to which the Seller is a party have been duly executed and delivered by the Seller and are legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.

2.3. No Violation to Result. The execution, delivery and performance by the Seller of this Agreement and the other documents contemplated hereby and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other Contract (defined below) to which the Seller is a party or by which he is bound or (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any nation, state or other instrumentality or political subdivision thereof (including any county or city), or any entity exercising executive, legislative, judicial, military, regulatory or administrative functions pertaining to any government (each, a “Government Authority”) which is applicable to the Seller; (ii) give any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business group, Government Authority or other entity (each, a “Person”) the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon any of the Shares or any of the properties or assets of the Company. No notice to, filing with, or consent of, any Person is necessary in connection with, nor is any “change of control” provision triggered by, the execution, delivery or performance by the Seller of this Agreement and the other documents contemplated hereby nor the consummation by the Seller of the transactions contemplated hereby or thereby.

2.4. Ownership of Shares. The Seller is the sole owner of the 48 Shares and has good and marketable title thereto, and the Shares are free and clear of all Encumbrances except for those imposed by applicable federal and state securities laws. Upon consummation of the transfer of the 2 Shares, the Seller will be the sole owner of the 2 shares and will have good and marketable tile thereto, and 2 Shares will be free and clear of all Encumbrances except for those imposed by applicable federal and state securities laws. There are no voting trusts or proxies with respect to the voting of the Shares.

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2.5. Restricted Securities. The Seller understands that the HUMBL Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Further, the Seller represents that he is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Seller understands that the Buyer is under no obligation to register the HUMBL Shares.

2.6. Stockholders. The Shares represent all of the outstanding equity interests of the Company. Seller is the 100% owner of the 48 Shares.

2.7. Entire Interest. The Shares constitute the Seller’s entire interest in the equity of the Company and, upon the Closing, the Seller will have no claim, right or interest in or to any shares of stock or other equity of the Company whatsoever.

2.8. Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Parties for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Seller.

2.9. Disclosure. To the actual knowledge of the Seller (or the knowledge that the Seller would obtain upon reasonable inquiry and investigation), no representation or warranty by the Seller contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

2.10. Litigation and Known Claims. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or, to the best of the Seller’s knowledge, threatened against the Seller or which relates to the Shares or the transactions contemplated by this Agreement, nor does the Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the Seller, the Shares, or the transactions contemplated hereby. As of the Closing Date, the Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, settlement, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects the Seller, the Shares, or the transactions contemplated hereby.

2.11. Bankruptcy. The Seller has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for any receiver, conservator or trustee of the Seller or any of the Seller’s property or assets.

2.12. Information. The Seller believes he has received all the information he considers necessary or appropriate for deciding whether to enter into this Agreement and perform the obligations set forth herein. The Seller hereby acknowledges that any future sale of shares of the Company’s capital stock could be at a premium or a discount to the Purchase Price, and such sale could occur at any time or not at all. The Seller acknowledges that the price of the HUMBL Shares may decrease before the Seller is able to resell them. The Seller hereby acknowledges that he has not relied on any representation or statement of the Buyer or the Company, other than those set forth in this Agreement, in making his investment decision to sell the Shares and receive the HUMBL Shares as part of the Purchase Price.

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2.13. Valuation of Shares. The Seller acknowledges that (i) the per share Purchase Price is not based on an independent valuation of the Shares or on any other commonly used valuation method and may not reflect the fair market value of the Shares and (ii) he has had the opportunity to make inquiries of the Buyer and the Company and its officers regarding the Company’s and Buyer’s business affairs and financial condition and already has or has acquired sufficient information about the Company and Buyer to reach an informed and knowledgeable decision prior to entering into this Agreement. The Seller acknowledges that at any time the Company may sell equity, be acquired or elect to liquidate its assets and pay available proceeds to the holders of its capital stock, and/or one or more of the Company’s shareholders may transfer shares of capital stock in each case in a transaction that values the Company’s capital stock at a higher valuation per share than the Purchase Price. In entering into this Agreement and consummating the sale of the Shares contemplated hereby, the Seller assumes the risk that the Purchase Price may not reflect the fair market value of the Shares or the value of the Shares pursuant to any other valuation basis. The Seller acknowledges that the Purchase Price was determined through an arm’s length negotiation between the Seller and the Buyer, and that the Seller did not rely on the Buyer or any other Person to determine the value of the Shares.

2.14. Taxes. The Seller has reviewed with his own tax and legal advisors the federal, state, local and foreign tax consequences, including, but not limited to, capital gains treatment and other related tax provisions that may be applicable to the transaction contemplated by this Agreement. The Seller relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents, officers, directors, shareholders or employees for the federal, state, local and foreign tax consequences to the Seller that may result from the transaction contemplated by this Agreement. The Seller understands that he (and not the Buyer) shall be responsible for any tax liability that may arise as a result of the transaction contemplated by this Agreement. The Company has duly filed all federal, state, county, local and other excise, franchise, property, payroll, income, capital stock, sales and use, and other tax returns which are required to be filed by it, and such returns are true and correct in all respects. The Company is not currently the beneficiary of any extension of time within which to file a tax return. The Company has paid all taxes which have become due or have been assessed against it and all taxes, penalties and interest. There are no tax deficiencies or claims presently being asserted against the Company and Seller knows of no basis for such claims or deficiencies. Neither the Company nor Seller has granted any waiver currently in effect of the statute of limitations with respect to any such taxes or assessments. The Company has complied in all respects with all applicable laws, rules, and regulations relating to the payment and withholding of taxes and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

2.15. Indebtedness and Guaranties. Except as otherwise disclosed by the Seller, the Company is not a guarantor or otherwise liable for any liability (including indebtedness) of any other Person.

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2.16. Real Property. The Company does not own, nor has ever owned, any real property. The Seller has provided to the Buyer a list of all of the real property and interests therein leased, subleased or otherwise occupied or used by the Company (with all easements and other rights appurtenant to such property, the “Real Property”). The Real Property constitutes all interests in real property currently used in connection with the business necessary to conduct the business in the ordinary course of business.

2.17. Transactions with Related Persons. For the past three (3) years, neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing has (a) owned any interest in any asset used in the business, (b) been involved in any business or transaction with the Company or (c) engaged in competition with the Company. Neither any shareholder, officer, director or employee of the Company nor any Related Person of any of the foregoing (i) is a party to any Contract with, or has any claim or right against, the Company or (ii) has any indebtedness owing to the Company. The Company does not have (A) any claim or right against any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing or (B) any indebtedness owing to any shareholder, officer, director or employee of the Company or any Related Person of any of the foregoing. For purposes of this Section, “Related Person” means (a) with respect to a specified individual, any member of such individual’s Family and any affiliate of any member of such individual’s Family, and (b) with respect to a specified person other than an individual, any affiliate of such person and any member of the Family of any such affiliates that are individuals. The “Family” of a specified individual means the individual, such individual’s spouse and former spouses, any other individual who is related to the specified individual or such individual’s spouse or former spouse within the third degree, and any other individual who resides with the specified individual.

2.18. Environmental and Safety. The Company has complied and is in compliance with all Environmental Laws (as defined below). No Permits are required pursuant to any Environmental Law for the occupation of the facilities or operation of the business. The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under any Environmental Law. None of the following now exists or at any time in the past existed at any property or facility currently leased or operated by the Company, and none of the following existed at any property or facility previously owned, leased or operated by the Company at or before the time the Company ceased to own or operate such property or facility: (a) underground storage tanks, (b) asbestos-containing material in any form or condition, (c) materials or equipment containing polychlorinated biphenyls, or (d) landfills, surface impoundments or disposal areas. The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any liability, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental Law. Further, the Company expressly represents that it has not at any time done anything at any location at which it has performed cleaning or restoration services that has given or would give rise to any liability, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental Law. Neither this Agreement nor the transactions contemplated hereby will result in any liability for site investigation or cleanup, or notification to or consent of any person, pursuant to any “transaction-triggered” or “responsible property transfer” Environmental Laws. The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other person relating to any Environmental Law. For purposes of this Agreement, “Environmental Law” means any law relating to the environment, health or safety, including any law relating to the presence, use, production, generation, handling, management, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any material, substance or waste limited or regulated by any governmental body.

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2.19. Employees. Seller has provided to Buyer a complete list (the “Employee List”) of all of the Company’s employees and independent contractors, if any. All former employees and independent contractors have been paid in full any and all compensation due and owing to such persons. The Company has complied with all applicable federal, state and local laws related to employment, including those related to wage, hours, worker classification and the payment and withholding of taxes and other sums as required by law. The Company has withheld and paid to the appropriate governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. Seller has no knowledge of any employee indicating they will not remain employed by the Company after Closing. To the best of Seller’s knowledge, neither the Company nor Seller has committed any act which would be considered discriminatory or would constitute sexual harassment towards any employees of the Company.

2.20. Contracts. Seller has provided to Buyer a copy of all material contracts or agreements to which the Company is a party or by which the Company or any of its assets, businesses or operations are bound or affected (the “Contracts”). Seller has also provided to Buyer a brief description of all unwritten or verbal contracts, agreements, arrangements and commitments to which the Company is a party or by which the Company or any of its assets, businesses or operations are bound or affected. Except as otherwise disclosed to Buyer, the Company is not a party to or bound by any contract or agreement, including, without limitation, any contract, agreement, arrangement or commitment which would require the consent of the other party for the Company to enter into this Agreement. Except as otherwise disclosed to Buyer, the Company is not a party to or bound by any contract or agreement, including, without limitation, any contract, agreement, arrangement or commitment relating to:

(a) the employment of any person other than personnel employed at the pleasure of the Company in the ordinary course of business at rates of compensation and on terms consistent with past business practice;

(b) collective bargaining with, or any representation of any employees by, any labor union or association;

(c) the acquisition of services, supplies, equipment or other personal property or the sale of personal property (including, without limitation, sales of inventory in the ordinary course of business), which is not terminable by the Company upon 30 days’ notice or less without obligation on the part of the Company;

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(d) the purchase or sale of real property;

(e) lease of real or personal property as lessor or lessee or sublessor or sublessee;

(f) distribution, agency, public relations, advertising, printing, construction, accounting or legal services;

(g) bonuses, vacations, vacation pay, pensions, profit sharing, retirement, stock options, stock purchase, employee discounts or other employee benefits;

(h) lending or advancing of funds other than the extension of credit to trade purchasers in the ordinary course of business consistent with past business practice;

(i) borrowing of funds or receipt of credit other than in the ordinary course of business consistent with past practice and except for trade accounts payable in amounts and on terms consistent with past practice;

(j) incurring of any obligation or liability except for transactions in the ordinary course of business consistent with past practice;

(k) the sale of personal property (other than sales of inventory in the ordinary course of business consistent with past practice) or services under which payments due after the date hereof will exceed $1,000; or

(l) any matter or transaction not in the ordinary course of the business of the Company consistent with past practice.

2.21. Legal Compliance; Permits.

(a) The Company is, and since January 1, 2020, has been, in compliance in all material respects with all applicable laws and Permits. No proceeding is pending, nor since January 1, 2020, has been filed or commenced, against the Company alleging any failure to comply with any applicable law or Permit. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of any law or Permit. The Company has not received any notice or other communication from any person regarding any actual, alleged or potential violation by the Company of any law or Permit or any cancellation, termination or failure to renew any Permit held by the Company.

(b) Seller has provided to Buyer a complete and accurate list of each Permit (the “Permit List”) held by the Company or that otherwise relates to the business or any asset owned or leased by the Company and states whether each such Permit is transferable. Each Permit listed or required to be listed on the Permit List is valid and in full force and effect. Each Permit listed or required to be listed on the Permit List is renewable for no more than a nominal fee and, to the Seller’s knowledge, there is no reason why such Permit will not be renewed. The Permits listed on the Permit List constitute all of the Permits necessary to allow the Company to lawfully conduct and operate its business as currently conducted and operated and to own and use its assets as currently owned and used. For purposes of this Agreement, “Permit” means any permit, license or Consent issued by any governmental body or pursuant to any law.

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2.22. Financial Statements.

(a) Seller has provided to Buyer the following financial statements (collectively, the “Financial Statements”): unaudited balance sheet of the Company as of December 31, 2021, and statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended. The Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Company as of and for their respective dates and periods covered thereby.

(b) The Company’s books and records (including all financial records, business records, customer lists, and records pertaining to products or services delivered to customers) (i) are complete and correct in all material respects and all transactions to which it is or has been a party are accurately reflected therein in all material respects on an accrual basis, (ii) reflect all discounts, returns and allowances granted by it with respect to the periods covered thereby, (iii) have been maintained in accordance with customary and sound business practices in its industry, (iv) form the basis for the Financial Statements with respect to the Company and (v) reflect in all material respects the assets, liabilities, financial position, results of operations and cash flows of it on an accrual basis. All computer-generated reports and other computer output included in its books and records are complete and correct in all material respects and were prepared in accordance with sound business practices based upon authentic data. The Company’s management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

2.23. Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in, every property or asset used by it, located on its premises, purported to be owned by it, or shown on the Financial Statements or acquired by the Company (the “Assets”), free and clear of any Encumbrances except for properties and assets disposed of in the ordinary course of business and for valuable consideration. The Assets include (a) all tangible and intangible property and assets necessary for the continued conduct of the business and the provision of services therewith as of the Closing in the same manner as conducted prior to the Closing and in compliance in all material respects with all applicable laws, Contracts and Permits as of the Closing; (b) all property and assets necessary to generate the results of operations for the business reflected in the Financial Statements and to perform under the Contracts; and (c) all software, applications and other technology developed or created by the Company, including, but not limited to, the following products and technologies: (i) yoPago, (ii) Atenda, (iii) La Cocina, (iv) Cook & Serve; (v) La Caja; and (vi) La Carta.

2.24. Intellectual Property.

(a) The Company has sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all applicable material Company Intellectual Property Rights (as defined below), and to the knowledge of the Seller, the Company has not misappropriated, is not in conflict with and is not infringing upon the Intellectual Property Rights of others. The Company is the sole and exclusive owner of all Company Intellectual Property Rights free and clear of any Encumbrances or other rights or claims of others. To the knowledge of the Seller, none of the Company Intellectual Property Rights is being infringed by activities, products or services of, or is being misappropriated by, any third party.

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(b) The Company has made available to Buyer correct and complete copies of all registrations and applications and all licenses, sublicenses and agreements relating to the Company’s applicable material Company Intellectual Property Rights, each as amended to date. The Company is not a party to any oral license, sublicense or other agreement.

(c) With respect to each item of material Third Party Intellectual Property Rights (as defined below), there are no royalty, commission or other executory payment agreements, arrangements or understandings relating to such item.

(d) The Company has used reasonable efforts to protect and enforce its trade secrets and otherwise to safeguard and maintain the secrecy and confidentiality of all applicable material Company Intellectual Property Rights. To the knowledge of the Seller, no current or prior officers, employees or consultants of the Company have claimed any ownership interest in any material Company Intellectual Property Rights as a result of having been involved in the development of such property while employed by or consulting to the Company, or otherwise. To the knowledge of the Seller, there has been no violation of any trade secrets program or any confidentiality or nondisclosure agreement relating to the Company’s Intellectual Property Rights. Except for the Third Party Intellectual Property Rights, all Company Intellectual Property Rights have been developed by employees of the Company, within the course and scope of their employment.

(e) The term “Company Intellectual Property Rights” means the Intellectual Property Rights used in the conduct of the Business of the Company as currently conducted.

(f) The term “Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors’ and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including source code, object code, macros, scripts, objects, routines, modules and other components), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) other intellectual property rights, (viii) “technical data” as defined in 48 Code of Federal Regulations, Chapter 1, (ix) copies and tangible embodiments thereof (in whatever form or medium means the Intellectual Property Rights used in the conduct of the Business of the Company as currently conducted, and (x) the following products and technologies: (1) yoPago, (2) Atenda, (3) La Cocina, (4) Cook & Serve; (5) La Caja; and (6) La Carta.

(g) The term “Third Party Intellectual Property Rights” means any Company Intellectual Property Rights specifically not owned by the Company.

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2.25. Employee Benefit Plans. The Company has made no promises (whether through an employee benefit plan or otherwise) to provide medical, life or disability benefits for periods after an employee’s termination of employment or a director’s, independent contractor’s or consultant’s end of service to the Company, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). All employee benefit plans are and have always been maintained, funded and administered in material compliance with all applicable laws, and there are no audits, inquiries or proceedings pending or, to the knowledge of the Seller, threatened by any governmental agency or authority. The Company has complied with the notice and benefit obligations regarding any employee benefit plan mandated by COBRA. All contributions, premiums or payments required to be made with respect to any employee benefit plan have been made on or before their due dates. No action, claim or lawsuit is pending or threatened with respect to any employee benefit plan (other than claims for benefits in the ordinary course). The Company has no commitment (a) to create, incur liability with respect to or cause to exist, any other employee benefit plan, program or arrangement, (b) to enter into any contract or agreement to provide compensation or benefits to any individual, or (c) to modify, change or terminate any employee benefit plan, other than with respect to a modification, change or termination required by applicable Law.

2.26. Undisclosed Liabilities and Obligations. Except for those items set forth on the Financial Statements or otherwise disclosed to Buyer, the Company has no unpaid debt, obligations or liability, accrued, contingent or otherwise (asserted or unasserted), as of the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller, as of the Closing Date, as follows:

3.1. Organization. The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary.

3.2. Authority for Agreement. The Buyer has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which the Buyer is or will be a party and to consummate the transactions contemplated hereby and thereby. The Buyer has duly approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings on the part of the Buyer are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which the Buyer is a party have been duly executed and delivered by the Buyer and are legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.

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3.3. No Violation to Result. The execution, delivery and performance by the Buyer of this Agreement and the other documents contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any of the terms of the bylaws, articles of incorporation or other governing documents of the Buyer or any resolution adopted by the shareholders of the Buyer, (y) any note, debt instrument, security agreement, mortgage or any other contract to which the Buyer is a party or by which it is bound or (z) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Buyer; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon any of the properties or assets of the Buyer. No notice to, filing with, or consent of, any Person is necessary in connection with the execution, delivery or performance by the Buyer of this Agreement and the other documents contemplated hereby nor the consummation by the Buyer of the transactions contemplated hereby or thereby.

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1. Transfer Taxes, Etc. All transfer taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such taxes under applicable law when due. The responsible Party shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes.

4.2. Further Assurances. Each Party will, either at or after the Closing, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the other Party to consummate the Purchase and to effect the other purposes of this Agreement.

4.3. Survival of Representations, Warranties and Covenants. Each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing and be enforceable until such covenant or agreement has been fully performed, or as otherwise specified. All representations and warranties of the Parties contained in this Agreement or in any other agreement or document executed and delivered pursuant hereto shall survive the Closing for the lesser of (x) indefinitely and (y) the expiration of the applicable statute of limitations.

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4.4. Indemnification. Seller shall indemnify, defend, save and hold harmless the Buyer, and its affiliates, agents and representatives, from and against any and all costs, losses, liabilities, damages, lawsuits, claims and expenses (whether or not arising out of third-party claims), including without limitation court costs, reasonable attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing (“Damages”), incurred in connection with or arising out of or resulting from (a) any material breach of any covenant or warranty, or any inaccuracy in any representation made by the Seller in or pursuant to this Agreement; (b) the material failure by the Seller to perform or observe any term, provision or covenant of this Agreement; (c) any liability of the Company or Seller asserted against Buyer or affiliates, including any third-party claims arising from the act or omission of the Company or Seller, or the Company’s officers, directors, employees, agents, or affiliates relating to the Company or any liability arising out of the ownership or operation of the Company prior to the Closing; (d) the enforcement of this indemnification obligation; or (e) all taxes payable by the Company that are allocable to taxable period, or portions thereof, ending on or before the Closing Date. This indemnification obligation shall survive for three (3) years from the date hereof. Any indemnification obligation incurred by Seller hereunder may be satisfied by Seller, in Seller’s reasonable discretion, either through: (i) the transfer and conveyance by Seller to Buyer of a number of HUMBL Shares equal in value to the amount of the Damages, or (ii) the offset of the Damages against amounts owing under the Note.

4.5. Covenant Not to Compete. The Seller agrees that for a period of three (3) years after the Closing Date (the “Restricted Period”), with respect to any area in which the Company, during the Restricted Period, is engaged or intends to become engaged in the Company’s business, he shall not, alone, together or in association with others, as owner, shareholder, member, officer, director, manager, partner, lender, investor, consultant, principal, agent, independent consultant, co-venturer, or in any other capacity, directly or indirectly engage in, have a financial interest in, or be in any way connected or affiliated with or render advice or service to, any person, firm, business or enterprise which is in competition with the business of the Company. The Seller acknowledges and agrees that the duration and area for which the covenant not to compete set forth above is to be effective are fair and reasonable and are reasonably required for the protection of the Buyer, and the Seller hereby waives any objections to or defenses in respect thereof. In the event that any court determines that such time period or area, or both, are unreasonable, and that such covenant is to that extent unenforceable, each of the Buyer and the Seller agrees that this paragraph shall be deemed amended to delete such provisions or portions adjudicated to be unenforceable so that the covenant shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable.

4.6. Ownership of Intellectual Property. The Seller acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Buyer Confidential Information (as defined in Section 4.8 below)) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s actual business, research and development, currently existing or currently anticipated future products or services and which were conceived, developed or made by the Seller (whether above or jointly with others) prior to the Closing Date, belong to the Buyer. In furtherance of the foregoing, the Seller shall perform all actions reasonably requested by the Buyer to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

4.7. Release of Claims. The Seller, together with the Seller’s heirs, representatives and assigns, hereby fully and completely releases and waives any and all claims, complaints, causes of action or demands of whatever kind which he has or may have against the Buyer and the Company, their respective officers, employees, members or managers, arising out of any actions, conduct, decisions, behavior or events occurring prior to the Closing Date, including without limitation claims related to the Seller’s ownership of the Shares or any other equity or claim thereto of the Company. The Seller understands and accepts that this release specifically covers but is not limited to any and all claims, complaints, causes of action or demands which the Seller has or may have against the above-referenced released parties.

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4.8. Confidentiality. To the extent that the Seller has obtained Buyer Confidential Information prior to the execution of this Agreement, during the Restricted Period, the Seller agrees to hold such Buyer Confidential Information in the strictest confidence, and covenants and agrees not to disclose, duplicate, lecture upon or publish any of the Buyer Confidential Information after the Closing Date. For purposes of this Agreement, “Buyer Confidential Information” shall mean any and all confidential and/or proprietary knowledge, know-how, data or information of the Buyer, including, but not limited to, ideas, concepts, processes, designs, techniques, budgets, financials, products, marketing, selling and business plans, prices, costs, supplier, vendor, customer, membership or similar lists or contact information other than those previously identified and originated by the Seller and any other agreements of the Buyer, and all other similar information pertaining to the Buyer.

4.9. Nondisparagement. By execution below, the Seller agrees not to disparage or defame the Buyer or their products or services. In addition, the Seller agrees not to counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Buyer and/or any officer, manager, employee, agent, representative, member or attorney of the Buyer, unless under a subpoena or other court order to do so or pursuant to violations of agreements entered into between any of the Parties after the execution of this Agreement.

4.10. Transfer of the Shares. The Seller will take whatever steps are necessary with any local, state or federal Mexican government authorities to effectuate and finalize the transfer of the Shares to the Buyer within thirty (30) days of the Closing Date.

ARTICLE V

CONDITIONS TO SELLER’S OBLIGATIONS TO CLOSE

The Seller’s obligation to sell, transfer and convey the Shares at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived in writing by the Seller:

5.1. Representations and Warranties. The representations and warranties made by the Buyer in Article III shall be true and correct in all material respects when made and as of the date of the Closing.

5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects as of the Closing Date.

5.3. Closing Deliveries. At the Closing, the Buyer shall deliver those items for which Buyer is responsible set forth in Section 1.4 above.

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ARTICLE VI
CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE

The Buyer’s obligation to purchase the Shares, and issue the Note and HUMBL Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions (the “Buyer Closing Conditions”), unless waived by the Buyer:

6.2. Representations and Warranties . The representations and warranties made by the Seller in Article II shall be true and correct in all material respects when made and as of the Closing Date.

6.3. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Seller on or prior to the Closing shall have been performed or complied with in all material respects.

6.4. Due Diligence. The Seller shall have delivered to the Buyer or its counsel, copies of all stock certificates and other documents the Buyer shall reasonably request. The Seller shall have provided the Buyer access to such information as the Buyer shall have reasonably requested in connection with its due diligence review and the Buyer shall have concluded its due diligence review of the Shares and all financial, business, tax, accounting, technical, and legal aspects of the Company to the Buyer’s sole satisfaction.

20.

6.5. No Material Adverse Effect. From the date of this Agreement through the consummation of the Closing, no Material Adverse Effect (as defined below) shall have occurred. For purposes of this Agreement, “Material Adverse Effect” means any circumstance, change in or effect on the Buyer or the Company that, individually or in the aggregate with all other circumstances, changes in or effects on the Buyer or the Company, is or is reasonably likely to be materially adverse to the business, operations, assets, financial condition, prospects or liabilities of the Buyer or the Company taken as a whole.

6.6. Closing Deliveries. At the Closing, the Seller shall deliver those items for which Seller is responsible set forth in Section 1.4 above.

ARTICLE VII
MISCELLANEOUS

7.1. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller and his respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, including its financing sources, in whole or in part; provided, however, that any such assignment shall not relieve the Buyer of its obligations under this Agreement.

7.2. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and wholly performed in that jurisdiction, without regard to conflict of law principles. The Seller hereby expressly consents to the personal jurisdiction of the state and federal courts located in or about San Diego County, State of California, for any action or proceeding arising from or relating to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any such action or proceeding shall only be venued in such courts.

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7.3. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

7.4. Amendment. This Agreement may be amended, supplemented or modified only by execution of an instrument in writing signed by the Buyer and the Seller.

7.5. Waiver. Any Party hereto may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

7.6. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

(a) If to the Buyer:

HUMBL, Inc.

Attn: Brian Foote

600 B Street, Suite 300

San Diego, California 92101

(b) If to the Seller:

Gustavo Moya Ortiz

__________________

__________________

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

7.7. Expenses. Each party shall pay its own legal and other fees incident to the negotiations and preparations of this Agreement and the transactions contemplated hereby.

7.8. Complete Agreement. This Agreement, including those documents expressly referred to herein and all Exhibits hereto, embody the complete agreement and understanding between the Parties and supersede and preempt any prior understandings, agreements or representation by or between the Parties, written or oral, which may have related to the subject matter herein.

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7.9. Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, equityholder, employee or partner of any Party hereto or any other Person.

7.10. Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for entire or against any Party hereto.

7.11. Further Representations. Each Party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transaction contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.

7.12. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Agreement and any document required hereby may be executed by facsimile or email signature which shall be considered legally binding for all purposes.

7.14. Attorneys’ Fees. In the event that any dispute among the Parties should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

7.15. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENTS, NOTES, PAPERS, INSTRUMENTS OR DOCUMENTS HERETOFORE OR HEREAFTER EXECUTED WHETHER SIMILAR OR DISSIMILAR.

7.16. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each Party hereto has caused this Stock Purchase Agreement to be duly executed effective as of the date first above written.

BUYER:

HUMBL, INC.

By:
Brian Foote, CEO

SELLER:

Gustavo Moya Ortiz

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

ASSIGNMENT OF SHARES

ASSIGNMENT OF COMMON STOCK SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Gustavo Moya Ortiz, does hereby sell, assign and transfer unto HUMBL, Inc., a Delaware corporation, forty-eight (48) Series A shares of Ixaya Business SA de CV, a Mexican corporation (the “Company”), standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the Company’s attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

Effective as of March 3, 2022

Gustavo Moya Ortiz